UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2012

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2012, the Human Resources Committee of the Board of Directors of ConAgra Foods, Inc. (the "Company") approved an amendment to the Company’s Voluntary Deferred Compensation Plan (the "VDC Plan"), effective as of January 1, 2013. Amendment Three to the VDC Plan (the "Amendment") is designed to provide non-qualified matching contribution retirement benefits to those employees who are not currently receiving such benefits. The Amendment provides for Company matching contributions and Company non-elective contributions to the VDC Plan for eligible participants for amounts of compensation (salary and bonus) that are above the limit set forth in Section 401(a)(17) of the Internal Revenue Code (the "IRS limit"). Starting in calendar year 2014, the Company will credit, at the end of each calendar year, an eligible participant’s account in the VDC Plan with a matching contribution equal to a dollar for dollar match, limited to 6% of compensation earned by the participant and paid by the Company in excess of the IRS limit. In calendar year 2013, the Company will credit, at the end of calendar year 2013, an eligible participant’s account in the VDC Plan with a one-time non-elective contribution equal to 9% of an eligible participant’s compensation in excess of the IRS limit. Thereafter, starting in calendar year 2014, the Company will credit, at the end of each calendar year, an eligible participant’s account in the VDC Plan with a non-elective contribution equal to 3% of an eligible participant’s compensation in excess of the IRS limit. Eligible participants will be allowed to defer no more than 90% of their compensation that exceeds the IRS limit. Matching contributions and non-elective contributions will be credited at the end of the calendar year if the eligible participant earns in excess of the IRS limit, even if the participant Separates from Service (as defined in the VDC Plan) prior to the end of the calendar year. The Amendment provides that, unless the Company determines otherwise with respect to a participant, the interest of each participant in his or her matching contributions and non-elective contributions will vest 20% on each full year of credited service, with 100% vesting at five or more years of credited service. If the participant dies, becomes permanently disabled, or reaches age 65 while employed with the Company, such participant will become 100% vested and have a non-forfeitable interest in his or her matching contributions and non-elective contributions. Non-vested portions of a participant’s matching contributions and non-elective contributions are forfeited upon the participant’s Separation from Service. Brian Keck, Executive Vice President and Chief Administrative Officer, and Paul Maass, President Commercial Foods, are named executive officers who are eligible for participation pursuant to the Amendment. Because the following named executive officers are currently participating in other non-qualified contribution retirement plans, and because the Amendment is designed to provide non-qualified contribution retirement benefits to those who are not currently receiving such benefits, the following named executive officers are not eligible for contributions under the Amendment: Gary Rodkin, Chief Executive Officer; John Gehring, Executive Vice President and Chief Financial Officer, and; Andre Hawaux, President, Consumer Foods.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

December 14, 2012	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary